Exhibit 10.2

Participant:
Date:

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

MARA HOLDINGS, INC.

AMENDED AND RESTATED
2018 EQUITY INCENTIVE PLAN

You have been granted performance-based Restricted Stock Units (“PSUs”) by MARA Holdings, Inc. (the “Company”) under the 2018 Equity Incentive Plan (as amended, the “Plan”), subject to the terms, restrictions and conditions of the Plan, the Performance-Based Restricted Stock Unit Award Grant Notice or Exhibit A thereto, as applicable (in either case, the “Award Schedule”) and this Performance-Based Restricted Stock Unit Agreement (this “PSU Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this PSU Agreement.

1. Settlement. Subject to Section 19 below, settlement of PSUs shall be within 30 days of vesting, with the actual date of settlement to be determined by the Company. Settlement of the PSUs shall be in shares of Common Stock (“Shares”). Settlement means the delivery of the Shares vested under a PSU. No fractional PSUs or rights for fractional Shares shall be created pursuant to this PSU Agreement.

2. Vesting upon Change in Control.

(a) The provisions of this Section 2 shall apply notwithstanding the Vesting Schedule in the Award Schedule, if applicable, or, if not, such other vesting applicable to the PSUs; provided, however, that in the event your employment agreement, severance agreement, change in control agreement or other similar agreement (in any such case, “Employment Agreement”) provides for vesting upon a Change in Control or similar terms, in each case that conflict with the provisions of this Section 2, such provisions of your Employment Agreement shall control.

(b) To the extent the PSUs are unvested at the time a Change in Control occurs, and either (i) the Change in Control is not approved by a majority of the Continuing Directors (as defined below) or (ii) the acquiring or successor entity (or parent thereof) does not agree to provide for the continuance or assumption of this PSU Agreement or the substitution for this PSU Agreement of a new agreement of comparable value covering shares of a successor corporation (“New Incentives”), then the PSUs shall become immediately and unconditionally vested in full effective immediately prior to and conditioned upon the consummation of such Change in Control, with any applicable performance conditions deemed to be achieved at target level.

(c) Notwithstanding Section 2(b) above, if, pursuant to a Change in Control approved by a majority of the Continuing Directors, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this PSU Agreement or the substitution for this PSU Agreement of a new agreement of comparable value covering New Incentives, then vesting of the PSUs shall not accelerate in connection with such Change in Control to the extent this PSU Agreement is continued, assumed or substituted for New Incentives; provided, however: (x) any applicable performance conditions shall be deemed to be achieved at target level upon the closing of such Change in Control and (y) if there is a Termination of Service (as defined below) with respect to you without “Cause” (as defined below) or “Good Reason” (as defined below) within 12 months following such Change in Control, the PSUs or New Incentives, as applicable, shall vest in full effective upon such termination, notwithstanding Section 3 below.

(d) For purposes of this PSU Agreement:

(i) “Affiliate” has the definition set forth in Rule 405 issued under the Securities Act.

(ii) “Cause” as a reason for your Termination of Service shall have the meaning assigned such term in the Employment Agreement, if any, between you and the Company or applicable Subsidiary thereof. If you are not a party to an Employment Agreement with the Company or a Subsidiary thereof in which such term is defined, “Cause” shall mean a Termination of Service for any of the following reasons: (a) the continued, unreasonable refusal or omission by you to perform any material duties required of you by the Company or any Subsidiary thereof, as applicable, if such duties are consistent with duties customary for the position held with the Company or such other entity, as applicable; (b) any material act or omission by you involving malfeasance or gross negligence in the performance of your duties to, or material deviation from any of the policies or directives of, the Company or such other entity, as applicable; (c) conduct on your part which constitutes the breach of any statutory or common law duty of loyalty to the Company or such other entity, as applicable, including the unauthorized disclosure of material confidential information or trade secrets of the Company or such other entity, as applicable; or (d) any illegal act by you which materially and adversely affects the business of the Company or such other entity or any felony committed by you, as evidenced by conviction thereof; provided that the Company or such other entity, as applicable, may suspend you with pay while any allegation of such illegal or felonious act is investigated.

(iii) “Continuing Director” means any member of the Board of the Company who was a member of the Board prior to the adoption of the Plan, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.

(iv) “Good Reason” as a reason for your Termination of Service shall have the meaning assigned such term in the Employment Agreement, if any, between you and the Company or applicable Subsidiary thereof. If you are not a party to an Employment Agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable PSU Agreement, “Good Reason” shall mean (i) a material diminution in your base salary from the level immediately prior to the Change in Control or (ii) a material change in the geographic location at which you must primarily perform your services (which shall in no event include a relocation of your current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) you provide the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice and (c) the effective date of the termination for Good Reason occurs no later than 180 days after the initial existence of the facts or circumstances constituting Good Reason.

(v) “Termination of Service” means any termination of your employment with or service to the Company or any Subsidiary thereof; provided, however, that such termination shall be determined in accordance with Section 3 and, to the extent applicable, Section 19.

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3. Termination. Upon any Termination of Service with respect to you (other than a termination described in Section 2(c) of this PSU Agreement), all unvested PSUs shall be immediately forfeited to the Company, and all rights you have to such PSUs shall immediately terminate. In case of any dispute as to your Termination of Service, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

4. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested PSUs, you shall have no ownership of the Shares allocated to the PSUs and shall have no right to dividends or to vote such Shares.

5. No Dividend Equivalents. You shall not have rights to dividend equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to you until the Shares under the PSU have been issued by the Company to you. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued under the PSU.

6. No Transfer. PSUs may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner except as expressly provided for in the Plan, or as the Committee may otherwise determine on a case-by-case basis. Any attempt to sell, transfer, pledge, hypothecate or otherwise dispose of any PSU contrary to the provisions of this PSU Agreement and the Plan shall be void and ineffective and shall give no right to the purported transferee.

7. Restrictions on Resale. You agree not to sell any Shares that have been issued pursuant to this PSU Agreement at a time when applicable laws, Company policies or an agreement between the Company and its underwriters, or between you and the Company’s underwriters, prohibit a sale. This restriction shall apply until your Termination of Service and for such period thereafter as the Committee may specify.

8.Tax Consequences. You acknowledge that you will recognize tax consequences in connection with the PSUs. You acknowledge that the Company has not provided, and is not hereby providing, tax advice regarding the PSUs, and you should consult a tax adviser regarding your tax obligations in the jurisdictions where you are subject to tax. In general, (i) under U.S. federal tax law, you will not recognize taxable income when you are granted or vest in the PSUs and (ii) the PSUs will be taxed when they are settled and you will recognize ordinary income equal to the value of the Shares that you receive from the Company.

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9. Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally required to be paid by you is and remains your responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the grant, vesting or settlement of the PSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and (ii) do not commit to structure the terms of the award or any aspect of the PSUs to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the settlement of the PSUs, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer (and their agents) to withhold all applicable Tax-Related Items payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (i) withholding Shares that otherwise would be issued to you when the PSUs are settled; provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount (the Fair Market Value of the Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, shall be applied as a credit against the withholding taxes), (ii) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (iii) your payment of a cash amount or (iv) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s insider trading policy in effect at such time; provided, however, that if you are subject to Section 16 of the Exchange Act, then the Committee shall establish the method of withholding from alternatives (i)–(iv) above, and the Committee shall establish such method prior to the Tax-Related Items withholding event. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your receipt of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section 9.

10. Notices. Any notice to be given under the terms of this PSU Agreement, the Plan or the Award Schedule or otherwise with respect to the PSUs shall be addressed to the Company in care of its principal office, and any notice to be given to you shall be addressed to you at the address maintained by the Company for you or at such other address as you may specify in writing to the Company.

11. Construction. This PSU Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this PSU Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

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12. Acknowledgement. The Company and you agree that the PSUs are granted under and governed by this PSU Agreement, the Plan and the Award Schedule. You: (i) acknowledge receipt of a copy of the Plan and, if applicable, the Plan prospectus, (ii) represent that you have carefully read and are familiar with their provisions and (iii) hereby accept the PSUs subject to all of the terms and conditions set forth in this PSU Agreement, the Plan and the Award Schedule. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the PSUs, this PSU Agreement, the Plan and the Award Schedule.

13. Compliance with Laws and Regulations. The issuance of the PSUs and the Shares shall be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations, and with all applicable requirements of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted at the time of such issuance. The Shares issued pursuant to this PSU Agreement or otherwise pursuant to the PSUs shall be endorsed with appropriate legends, if any, as determined by the Company.

14. Severability. If one or more provisions of this PSU Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this PSU Agreement, (b) the balance of this PSU Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this PSU Agreement shall be enforceable in accordance with its terms.

15. Governing Law. This PSU Agreement, the Award Schedule, the Plan, the rights and obligations of the parties hereto, any PSUs, any other Restricted Stock Units awarded to you and all matters concerning your employment with or other services provided to the Company or any Subsidiary or Affiliate (collectively, “Employment Matters”) shall be governed, construed and interpreted in accordance with the laws of the State of Florida without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from any Employment Matter that is not otherwise required to be arbitrated pursuant to Section 19 of this PSU Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Florida and agree that any such litigation shall be conducted only in the courts of the State of Florida and of the United States of America, in each case located in the State of Florida.

16. No Rights as Employee, Director or Consultant. Nothing in this PSU Agreement, the Award Schedule or the Plan shall affect in any manner whatsoever the right or power of the Company, or a Subsidiary or Affiliate of the Company, to terminate your employment or other service, for any reason, with or without Cause.

17. Award Subject to Company Clawback or Recoupment. The PSUs may be subject to clawback or recoupment pursuant to applicable law and/or any compensation clawback or recoupment policy adopted by the Board or a committee thereof. In addition to any other remedies available under such policy or applicable law, the PSUs may be subject to cancellation (whether vested or unvested) and any gains realized upon settlement of the PSUs and sale of the Shares may be subject to recoupment.

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18. Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this PSU and/or your signature below, you consent to the electronic delivery of the Award Schedule, this PSU Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the PSUs. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via email or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at legal@mara.com. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at legal@mara.com.

19. Code Section 409A. For purposes of this PSU Agreement, a termination of employment or other service shall be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this PSU Agreement in connection with your termination of employment or other service constitute deferred compensation subject to Section 409A, and you are deemed at the time of such termination to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (a) the expiration of the six-month period measured from your separation from service or (b) the date of your death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you, including, without limitation, the additional tax for which you would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this PSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

20. Dispute Resolution. To ensure the timely and economical resolution of disputes that may arise in connection with any Employment Matter, you and the Company agree that any and all disputes, claims or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution or interpretation of this PSU Agreement, the Plan, the Award Schedule or otherwise to the PSUs, your employment, the termination of your employment or any other Employment Matter, including, but not limited to, statutory claims, will be resolved pursuant to Florida Law, including the Florida Arbitration Code, and the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by law, by final, binding and confidential arbitration, held in Fort Lauderdale, Florida by a single arbitrator, conducted by JAMS, Inc. (“JAMS”) under the then-applicable JAMS Employment Arbitration Rules & Procedures (which can be found at the following web address: http://www.jamsadr.com/rules-employment-arbitration/english, and which will be provided to you upon request). By agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The Company acknowledges that you will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of the amount of filing fees that would be required of you if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

21. Entire Agreement; Enforcement of Rights. This PSU Agreement, the Plan and the Award Schedule constitute the entire agreement and understanding of the parties relating to the PSUs or otherwise to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the issuance of the PSUs or the Shares are superseded. No modification of or amendment to this PSU Agreement or the Award Schedule, nor any waiver of any rights under this PSU Agreement or the Award Schedule, shall be effective unless in writing and signed by the parties to this PSU Agreement. The failure by either party to enforce any rights under this PSU Agreement or the Award Schedule shall not be construed as a waiver of any rights of such party.

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Participant:
Date:

BY ACCEPTING THIS PSU AGREEMENT AND/OR BY YOUR SIGNATURE BELOW, YOU AGREE TO COMPLY WITH ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS PSU AGREEMENT, THE PLAN AND THE AWARD SCHEDULE.

PARTICIPANT:	MARA HOLDINGS, INC.:

Signature:	By:
Name:	Name:
Its:

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MARA HOLDINGS, INC.

AMENDED AND RESTATED

2018 EQUITY INCENTIVE PLAN PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD GRANT NOTICE

MARA Holdings, Inc., a Nevada corporation (the “Company”), pursuant to its 2018 Equity Incentive Plan (as amended, the “Plan”), hereby grants to the holder listed below (“Participant”), an award of performance-based Restricted Stock Units (“PSUs”). Each vested PSU represents the right to receive one share of Common Stock (“Share”). This award of PSUs is subject to all of the terms and conditions set forth in this Performance-Based Restricted Stock Unit Award Grant Notice (the “Grant Notice”), the Plan and the Performance-Based Restricted Stock Unit Agreement (the “PSU Agreement”) to which this Grant Notice relates. Unless otherwise defined herein, capitalized terms shall have the meanings given to them in the Plan or the PSU Agreement, as applicable.

Participant: ______________

Grant Date: ______________

Dollar Value of PSUs on Grant Date: _____________

Total Number of PSUs: _______________

Subject to the limitations set forth in the Plan and the PSU Agreement, the PSUs shall vest in accordance with the vesting schedule set forth on Exhibit A (the “Vesting Schedule”), subject to Participant not experiencing a Termination of Service prior to the applicable vesting date unless otherwise required by applicable law.

Termination of Service:	Except as otherwise provided by the Committee or required by applicable law, if Participant experiences a Termination of Service, all PSUs that have not become vested on or prior to the date of such Termination of Service shall thereupon be automatically forfeited by Participant without payment of any consideration therefor.

If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed to come from the electronic capitalization system and be considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the PSUs in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the PSUs through such electronic capitalization table system.

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the PSU Agreement and this Grant Notice. Participant has (i) reviewed the Plan, the PSU Agreement and this Grant Notice in their entirety, (ii) had an opportunity to obtain the advice of counsel prior to executing the PSU Agreement and this Grant Notice, and (iii) fully understands all of the provisions of the Plan, the PSU Agreement and this Grant Notice.

Participant acknowledges that the grant of PSUs by the Company is at the Company’s sole discretion and does not entitle Participant to any further grant(s) of PSUs or any other award(s) under the Plan or any other plan or program maintained by the Company.

Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the PSU Agreement or this Grant Notice.

MARA HOLDINGS, INC.:	PARTICIPANT:

By:	By:
Name:	Name:
Title:
Address:	Address:

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EXHIBIT A

Vesting Schedule

The PSUs shall vest subject to (i) the Company’s achievement of certain Performance Metrics and (ii) your continued employment through each applicable vesting date, in each case, as follows:

1.	Economic Triad Megawatt Capacity: [●]% of the PSUs shall be eligible to vest based on achievement of Economic Triad Megawatt Capacity (the “Economic Triad PSUs”) during the Performance Period. The number of Economic Triad PSUs that vest, with respect to the performance-vesting condition, will be determined by multiplying the total number of Economic Triad PSUs by the Performance Achievement Multiplier (such PSUs, the “Performance-Vested Economic Triad PSUs”), subject to your continued employment through the end of the Performance Period. [●] of the Performance-Vested Economic Triad PSUs shall be settled within 30 days following the Committee’s certification of the performance achievement. [●] of the Performance-Vested Economic Triad PSUs shall remain outstanding following the Committee’s certification of the performance achievement and shall vest, subject to your continued employment, in two equal annual installments on the first and second anniversaries of such certification date. For the avoidance of doubt, the applicable vesting date for each such annual installment shall be the applicable anniversary of the certification date. Each annual installment that vests pursuant to this paragraph shall be settled within 30 days following the applicable vesting date.

2.	Annual Recurring Revenues PSUs: [●]% of the PSUs shall be eligible to vest based on achievement of Annual Recurring Revenues (the “ARR PSUs”) during the Performance Period. The number of ARR PSUs that vest with respect to the performance-vesting condition will be determined by multiplying the total number of ARR PSUs by the Performance Achievement Multiplier (such PSUs, the “Performance-Vested ARR PSUs”), subject to your continued employment through the end of the Performance Period. [●] of the Performance-Vested ARR PSUs shall be settled within 30 days following the Committee’s certification of the performance achievement. [●] of the Performance-Vested ARR PSUs shall remain outstanding following the Committee’s certification of the performance achievement and shall vest, subject to your continued employment, in two equal annual installments on the first and second anniversaries of such certification date. For the avoidance of doubt, the applicable vesting date for each such annual installment shall be the applicable anniversary of the certification date. Each annual installment that vests pursuant to this paragraph shall be settled within 30 days following the applicable vesting date.

3.	Relative TSR Modifier: All Performance-Vested Economic Triad PSUs and Performance-Vested ARR PSUs (collectively, the “Performance-Vested PSUs”) shall be subject to adjustment based on the Company’s achievement of Relative TSR during the TSR Performance Period. Following completion of the TSR Performance Period, the Committee shall determine the applicable Relative TSR Multiplier. The Relative TSR Multiplier shall be determined prior to the settlement of the portion of the Performance-Vested PSUs scheduled to vest on the second anniversary of the applicable certification date.

If the Relative TSR Multiplier is less than [●]%, any reduction resulting from application of such Relative TSR Multiplier shall apply only to the installment scheduled to vest on the second anniversary of the certification date, and no previously vested and settled installment shall be subject to forfeiture, clawback or reduction solely as a result of Relative TSR underperformance.

If the Relative TSR Multiplier is greater than [●]%, the Relative TSR Multiplier shall be applied to the total number of Performance-Vested PSUs, and the Company shall settle, at the time of settlement of the third installment, an additional number of PSUs equal to the positive difference between (i) the number of PSUs that would have been settled in respect of the entire Performance-Vested PSUs had the Relative TSR Multiplier been applied to the total number of Performance-Vested PSUs and (ii) the number of PSUs actually settled prior to such determination.

Notwithstanding anything to the contrary herein, in no event shall the aggregate payout under the Company’s long-term incentive plan for the applicable performance cycle (including time-based restricted stock units, PSUs and any Relative TSR adjustment) exceed [●]% of the aggregate target long-term incentive opportunity granted for such performance cycle. To the extent application of the Relative TSR Multiplier or any other adjustment would otherwise result in an aggregate payout in excess of [●]% of target, the number of PSUs to be settled shall be reduced to the extent necessary to comply with this limitation.

Any PSUs that vest pursuant to this Exhibit A shall be settled in accordance with Section 1 of the PSU Agreement.

For purposes of this Exhibit A, the following terms shall have the corresponding meanings:

1.	“Performance Achievement Multiplier” means the Company’s level of achievement of the applicable Performance Metric, determined in good faith by the Committee, in the Committee’s sole and absolute discretion, following the completion of the applicable Performance Period in accordance with the percentages set forth in the following table:

Level of Achievement During the Performance Period	Payout as a Percentage of Target Number of Performance-Based PSUs*
[●]% or more (Maximum)	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]% (Target)†	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
Less than [●]%	[●]%

*Vesting between the thresholds listed above shall be determined using straight-line interpolation.

†For purposes of this chart, “Target” means: (i) with respect to Economic Triad Megawatt Capacity, [●]; and (ii) with respect to Annual Recurring Revenues, $[●].

The Relative TSR Multiplier shall be determined by the Committee in good faith, in its sole and absolute discretion, following completion of the TSR Performance Period in accordance with the percentages set forth in the following table:

Percentile Ranking Relative to the Russell 2000 During the TSR Performance Period	Relative TSR Multiplier Applied to Performance-Vested PSUs*
[●]% or more (Maximum)	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]% (Target)†	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
Less than [●]%	[●]%

*Vesting between the thresholds listed above shall be determined using straight-line interpolation.

†For purposes of this chart, “Target” means [●]%.

2.	“Annual Recurring Revenues” means contracted annualized recurring revenue as of December 31, 20[●] that is expected to repeat over a 12-month period, excluding non-recurring or one-time revenue.

3.	“Economic Triad Megawatt Capacity” means megawatts commercially available to be consumed by the Company for bitcoin mining or high-performance computing/artificial intelligence applications or produced by the Company for power generation, in each case for which an interconnect agreement has been executed, all required permits have been secured and there is no hindrance for the Company to consume or produce such power.

4.	“Performance Metric” means each of Economic Triad Megawatt Capacity and Annual Recurring Revenues, as applicable.

5.	“Performance Period” means the period beginning on January 1, 20[●] and ending on December 31, 20[●].

6.	“Relative TSR” means an expression of the Ending Measurement Metric as a percentage of the Beginning Measurement Metric, where (x) the Beginning Measurement Metric is an expression of the Company’s closing stock price on the first day of the TSR Performance Period as a percentage of the Russell 2000 Index’s price as of such date and (y) the Ending Measurement Metric is an expression of the Company’s closing stock price on the last day of the TSR Performance Period as a percentage of the Russell 2000 Index’s price as of such date.

7.	“TSR” means “total shareholder return,” determined in the customary manner based on the percentage increase in the Company’s stock price or Russell 2000 Index’s price, as applicable (assuming all dividends and other distributions made, with respect to such company stock, are reinvested) from the first day of the TSR Performance Period to the last day of the TSR Performance Period. For this purpose, the Company’s stock price will be its closing stock price, and the Russell 2000 Index’s price will be its closing price, on the applicable date (or the immediately preceding trading day if the applicable date is not a trading day).

8.	“TSR Performance Period” means the period beginning on January 1, 20[●] and ending on December 31, 20[●].